UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

PERDOCEO EDUCATION CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 E. Golf Rd.
Schaumburg, Illinois		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PRDO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2023, Mr. Thomas B. Lally informed Perdoceo Education Corporation (the “Company”) that he will retire and not stand for re-election to the board of directors at the Company's annual meeting of stockholders on May 25, 2023 (the “Annual Meeting”). The board of directors accepted Mr. Lally’s resignation at the close of the Annual Meeting. Mr. Lally’s decision to not stand for re-election did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 25, 2023, due to the resignation of Mr. Lally and pursuant to the terms of the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Board resolved to immediately reduce the number of directors of the Company to nine. In addition, upon the resignation of Mr. Lally as a member of the board of directors and as Lead Director, the independent members of the board selected Mr. Gregory L. Jackson to serve as Lead Director.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2023, at the Annual Meeting, the Company’s stockholders approved an amendment to the Certificate of Incorporation to limit the liability of certain officers of the Company. The amendment to the Certificate of Incorporation was filed with the Secretary of State of Delaware and became effective on May 25, 2023 and is attached hereto as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 25, 2023 (the “Annual Meeting”). At the Annual Meeting, the following matters were voted on:

(1) The Company’s stockholders voted as follows to elect nine directors to the Company’s Board of Directors:

Directors:	Votes For:	Against:	Abstain:	Broker Non-Votes:
Dennis H. Chookaszian	49,007,827	4,148,367	4,982	4,801,697
Kenda B. Gonzales	52,448,833	706,726	5,617	4,801,697
Patrick W. Gross	51,344,094	1,811,966	5,116	4,801,697
William D. Hansen	51,104,502	2,051,721	4,953	4,801,697
Andrew H. Hurst	52,110,585	1,045,538	5,053	4,801,697
Gregory L. Jackson	50,648,290	2,507,818	5,068	4,801,697
Todd S. Nelson	51,074,663	2,081,521	4,992	4,801,697
Leslie T. Thornton	39,070,362	14,085,747	5,067	4,801,697
Alan D. Wheat	51,406,211	1,749,231	5,734	4,801,697

Each nominee was elected.

(2) The Company’s stockholders approved, on a nonbinding advisory basis, the executive compensation paid by the Company to its named executive officers, by the votes set forth in the table below:

Votes For:	Against:	Abstain:	Broker Non-Votes:
52,228,195	723,949	209,032	4,801,697

Proposal 2 was approved on an advisory basis.

(3) The Company’s stockholders recommended, on a nonbinding advisory basis, the frequency of the advisory vote on executive compensation paid by the Company to its named executive officers, by the votes set forth in the table below:

1 Year:	2 Years:	3 Years:	Abstain:
47,824,421	11,405	5,249,435	75,915

For Proposal 3, in light of the vote of the stockholders on this proposal, the Company has determined to hold future advisory votes on named executive officer compensation every year until the next required stockholder vote on the frequency of such votes is held or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the Company's stockholders.

(4) The Company’s stockholders voted as follows to ratify the selection of Grant Thornton LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2023:

Votes For:	Against:	Abstain:	Broker Non-Votes
57,688,010	267,836	7,027	0

Proposal 4 was approved.

(5) The Company’s stockholders approved the amendment to the Company’s Restated Certificate of Incorporation to limit the liability of certain officers of the Company, by the votes set forth in the table below:

Votes For:	Against:	Abstain:	Broker Non-Votes
46,367,531	6,712,294	81,351	4,801,697

Proposal 5 was approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits to this Current Report on Form 8-K are listed in the “Exhibit Index” which is contained herein and incorporated herein by reference.

Exhibit Index

Exhibit Number	Description of Exhibit

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Perdoceo Education Corporation dated May 25, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERDOCEO EDUCATION CORPORATION

By:	/s/ Greg E. Jansen
Greg E. Jansen
Senior Vice President, General Counsel and
Corporate Secretary

Dated:	June 1, 2023